                                                                      EXHIBIT 21

                      CENDANT CORPORATION AND SUBSIDIARIES

                            SIGNIFICANT SUBSIDIARIES

SUBSIDIARY                                                  STATE OF INCORPORATION
----------                                                  ----------------------
Boardpost                                                     United Kingdom
Cendant Capital II                                                  DE
Cendant Capital III                                                 DE
Cendant Capital IV                                                  DE
Cendant Mortgage Corporation                                        NJ
Cendant Stock Corporation                                           DE
HFS New York Corp.                                                  NY
Pointeuro II Limited                                          United Kingdom
Pointeuro III                                                 United Kingdom
TM Acquisition Corp.                                                DE